   Exhibit 99.1
LOS ANGELES SINGAPORE KUALA LUMPUR INDONESIA BANGKOK SUZHOU TIANJIN CHONGQING

Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 927-3108 (818) 787-7000 info@BerkmanAssociates.com

Trio-Tech Reports Second Quarter
Net Income of $0.11 Per Diluted Share

First Half Net Income of $0.19 Per Diluted Share

Van Nuys, CA – February 13, 2020 -- Trio-Tech International (NYSE MKT: TRT) today announced financial results for the second quarter and first six months of fiscal 2020.

Fiscal 2020 Second Quarter Results
For the three months ended December 31, 2019, net income increased 23% to $426,000, or $0.11 per diluted share, compared to $348,000, or $0.09 per diluted share, for the second quarter of fiscal 2019. Net income for the second quarter of fiscal 2020 included a $1,172,000 gain on the sale of assets held for sale. There were no corresponding gains in the same period last year.

Revenue for the second quarter of fiscal 2020 decreased 8% to $8,962,000 compared to revenue of $9,690,000 for the same quarter last year. Manufacturing revenue was $3,045,000, a 9% decrease compared to $3,352,000 a year earlier. Semiconductor testing services revenue decreased 12% to $3,887,000 compared to $4,393,000 last year. Distribution revenue increased 5% to $2,014,000 compared to $1,916,000 for the comparable quarter of fiscal 2019.

Gross margin for the second quarter of fiscal 2020 was $1,905,000, or 21% of revenue. This compares to gross margin of $2,258,000, or 23% of revenue, for the same quarter last year, reflecting lower manufacturing and testing services sales.

Operating expenses increased 3% to $2,078,000, or 23% of revenue, for this year’s second quarter compared to $2,031,000, or 21% of revenue, last year. Operating expenses increased primarily due to a doubtful debt provision in the Singapore manufacturing segment.

CEO Comments
S.W. Yong, Trio-Tech's CEO, said, "While we are pleased to report an increase in net income for the second quarter and first half of fiscal 2020 primarily driven by asset sales, our operating results continued to be affected by trade disputes as well as customer requests for delayed deliveries. As always, we are focused on delivering unparalleled customer service and the highest quality products to our customers as we strive to improve Trio-Tech’s operating performance.”

Fiscal 2020 First Half Results
For the six months ended December 31, 2019, net income increased 69% to $699,000, or $0.19 per diluted share, which included the $1,172,000 gain on the sale of assets held for sale. This compares to net income of $413,000, or $0.11 per diluted share, for the six months ended December 31, 2018.

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Trio-Tech Reports Second Quarter Net Income of $0.11 Per Diluted Share
February 13, 2020
Page Two

Revenue decreased 5% to $18,785,000 compared to revenue of $19,735,000 for the first half of the last fiscal year. Manufacturing revenue decreased 9% to $6,362,000 compared to $6,989,000 for the same period in the last fiscal year. Semiconductor testing services revenue decreased 6% to $8,277,000 compared to $8,830,000 for the first six months of the prior fiscal year, while distribution revenue increased 7% to $4,113,000 compared to $3,860,000 for the first six months of the prior fiscal year.
Gross margin for the first six months of fiscal 2020 decreased 5% to $4,157,000, or 22% of revenue, compared to $4,359,000, or 22% of revenue, for last fiscal year’s first six months.

Operating expenses for the first six months of fiscal 2020 increased 2% to $4,108,000, or 22% of revenue, compared to $4,009,000, or 20% of revenue for the same period of last fiscal year.

Shareholders' equity at December 31, 2019 was $24,330,000, or $6.62 per outstanding share, compared to $23,666,000, or $6.44 per outstanding share, at June 30, 2019. There were approximately 3,673,055 Trio-Tech International common shares outstanding at December 31, 2019.

About Trio-Tech
Established in 1958 and headquartered in Van Nuys, California, Trio-Tech International is a diversified business group with interests in semiconductor testing services, manufacturing and distribution of semiconductor testing equipment, and real estate. Further information about Trio-Tech's semiconductor products and services can be obtained from the Company's Web site at www.triotech.com, www.universalfareast.com, and www.ttsolar.com.

Forward Looking Statements
This press release contains statements that are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and assumptions regarding future activities and results of operations of the Company. In light of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the following factors, among others, could cause actual results to differ materially from those reflected in any forward looking statements made by or on behalf of the Company: market acceptance of Company products and services; changing business conditions or technologies and volatility in the semiconductor industry, which could affect demand for the Company's products and services; the impact of competition; problems with technology; product development schedules; delivery schedules; changes in military or commercial testing specifications which could affect the market for the Company's products and services; difficulties in profitably integrating acquired businesses, if any, into the Company; risks associated with conducting business internationally and especially in Asia, including currency fluctuations and devaluation, currency restrictions, local laws and restrictions and possible social, political and economic instability; changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations; the trade tension between U.S. and China; public health issues related to the 2019-Novel Coronavirus and other economic, financial and regulatory factors beyond the Company's control. Other than statements of historical fact, all statements made in this Quarterly Report are forward looking, including, but not limited to, statements regarding industry prospects, future results of operations or financial position, and statements of our intent, belief and current expectations about our strategic direction, prospective and future financial results and condition. In some cases, you can identify forward looking statements by the use of terminology such as "may," "will," "expects," "plans," "anticipates," "estimates," "potential," "believes," "can impact," "continue," or the negative thereof or other comparable terminology. Forward looking statements involve risks and uncertainties that are inherently difficult to predict, which could cause actual outcomes and results to differ materially from our expectations, forecasts and assumptions.

(tables attached)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
Revenue	2019	2018	2019	2018

Manufacturing	$3,045	$3,352	$6,362	$6,989
Testing services	3,887	4,393	8,277	8,830
Distribution	2,014	1,916	4,113	3,860
Real Estate	16	29	33	56

	8,962	9,690	18,785	19,735
Cost of Sales
Cost of manufactured products sold	2,383	2,646	4,938	5,503
Cost of testing services rendered	2,918	3,106	6,109	6,489
Cost of distribution	1,738	1,662	3,545	3,348
Cost of real estate	18	18	36	36

	7,057	7,432	14,628	15,376

Gross Margin	1,905	2,258	4,157	4,359

Operating Expenses:
General and administrative	1,777	1,722	3,565	3,481
Selling	176	187	366	334
Research and development	125	122	201	194
Gain on disposal of property, plant and equipment	--	--	(24)	--

Total operating expenses	2,078	2,031	4,108	4,009

(Loss) Income from Operations	(173)	227	49	350

Other Income (Expenses)
Interest expenses	(55)	(98)	(123)	(176)
Gain on sale of asset held for sale	1,172	--	1,172	--
Other income, net	40	49	150	92

Total other income (expenses)	1,157	(49)	1,199	(84)

Income from Continuing Operations before Income Taxes	984	178	1,248	266
Income Tax (Expenses) Benefits	(120)	124	(120)	50

Income from Continuing Operations
before Non-controlling Interest, Net of Tax	864	302	1,128	316
Income (Loss) from Discontinued Operations, Net of Tax	1	4	--	(4)

NET INCOME	865	306	1,128	312

Less: Income (Loss) Attributable to Non-controlling Interest	439	(42)	429	(101)

Net Income Attributable to Trio-Tech International	426	348	699	413

Net Income Attributable to Trio-Tech International:

Income from Continuing Operations, Net of Tax	425	346	699	415
Income (Loss) from Discontinued Operations, Net of Tax	1	2	--	(2)

Net Income attributable to Trio-Tech International	$426	$348	$699	$413

Basic Earnings per Share	$0.12	$0.09	$0.19	$0.11

Diluted Earnings per share	$0.11	$0.09	$0.19	$0.11

Weighted Average Shares Outstanding B Basic	3,673	3,673	3,673	3,673
Weighted Average Shares Outstanding B Diluted	3,725	3,781	3,706	3,815

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2019	2018	2019	2018

Comprehensive Income Attributable to Trio-Tech International Common Shareholders:

Net income	$865	$306	$1,128	$312

Foreign Currency Translation, Net of Tax	525	(51)	(38)	(590)

Comprehensive Income (Loss)	1,390	255	1,090	(278)

Less: Comprehensive Income (Loss) Attributable To Non-controlling Interest	431	(57)	440	(192)

Comprehensive Income (Loss) Attributable to Trio-Tech International Common Shareholders	$959	$312	$650	$(86)

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	Dec. 31,	Jun. 30,
	2019	2019
ASSETS	(unaudited)

CURRENT ASSETS:
Cash and cash equivalents	$4,743	$4,863
Short-term deposits	6,888	4,144
Trade accounts receivable, net	6,937	7,113
Other receivables	752	817
Inventories, net	2,182	2,427
Prepaid expenses and other current assets	330	287
Assets held for sale	--	89

Total current assets	21,832	19,740

Deferred tax assets	421	390
Investment properties, net	734	782
Property, plant and equipment, net	11,651	12,159
Operating lease right-of-use assets	475	--
Other assets	1,626	1,750
Restricted term deposits	1,716	1,706

Total non-current assets	16,623	16,787

TOTAL ASSETS	$38,455	$36,527

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Lines of credit	$810	$187
Accounts payable	3,565	3,272
Accrued expenses	3,176	3,486
Income taxes payable	395	417
Current portion of bank loans payable	422	488
Current portion of finance leases	286	283
Current portion of operating leases	343	--

Total current liabilities	8,997	8,133

Bank loans payable, net of current portion	2,127	2,292
Finance leases, net of current portion	570	442
Operating leases, net of current portion	134	--
Deferred tax liabilities	315	327
Income taxes payable	430	439
Other non-current liabilities	37	33

Total non-current liabilities	3,613	3,533

TOTAL LIABILITIES	12,610	11,666

EQUITY

TRIO-TECH INTERNATIONAL'S SHAREHOLDERS' EQUITY:
Common stock, no par value, 15,000,000 shares authorized; 3,673,055
issued and outstanding at December 31, 2019 and June 30, 2019	11,424	11,424
Paid-in capital	3,319	3,305
Accumulated retained earnings	7,769	7,070
Accumulated other comprehensive gain-translation adjustments	1,818	1,867

Total Trio-Tech International shareholders' equity	24,330	23,666

Non-controlling interest	1,515	1,195

TOTAL EQUITY	25,845	24,861

TOTAL LIABILITIES AND EQUITY	$38,444	$36,527